UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2000

SUNRISE MEDICAL INC.
 (Exact name of Registrant as specified in its charter)

Delaware	0-12744	95-3836867
(State or Other Jurisdiction of Incorporation or Organization)	Commission file number:	(I.R.S. Employer Identification Number)

2382 Faraday Avenue, Suite 200
Carlsbad, CA   92008
(Address of Principal Executive Offices)

(760) 930-1500
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

On January 18, 2000, Sunrise Medical Inc. (the company) announced the appointment of Michael N. Hammes as its chief executive officer and president. Mr. Hammes succeeds Murray H. Hutchison who had been the company's interim chairman of the board, chief executive officer and president since the resignation of Richard H. Chandler in October 1999. Murray H. Hutchison will remain as chairman of the board.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND     EXHIBITS

(c)    Exhibits

10.1    Employment Agreement dated January 17, 2000 by and between Sunrise Medical Inc. and Michael N. Hammes.

99       Press Release, dated January 18, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE MEDICAL INC.

Date: January 26, 2000

By:	/s/ Steven A. Jaye

Steven A. Jaye
Senior Vice President and General Counsel and Secretary